EXHIBIT 4.3



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VECTOR ENVIRONMENTAL TECHNOLOGIES, INC.

1995 INCENTIVE STOCK OPTION PLAN


ARTICLE 1
Purpose of Plan

This 1995 INCENTIVE STOCK OPTION PLAN (the "Plan") VECTOR ENVIRONMENTAL TECHNOLOGIES, INC.(the "Company") for executive and other key employees of the Company, is intended to advance the best interest of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ. Further, the availability and offering of incentive stock options under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.


                                                             ARTICLE II
                                                            Definitions

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Committee" shall mean the Compensation Committee, or such other committee of the Board, which shall be designated by the Board, to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall also be a member of the Board and shall be a disinterested person with the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

     "Common Shares" shall mean the Company's Common Shares, par value $.005 per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

     "Company" shall mean VECTOR ENVIRONMENTAL TECHNOLOGIES, INC., a Deleware corporation, and any parent or subsidiary corporation of VECTOR ENVIRONMENTAL TECHNOLOGIES, INC. as such terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

     "Fair Market Value" shall mean, with respect to the date a given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Shares on such day,


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then  the last  preceding  day on  which  transactions  took  place.  The  above notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

     "Incentive Stock Option" or "ISO" shall mean a stock option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code.

     "Optionee" shall mean an employee of the Company who has been granted one or more Incentive Stock Options under the Plan.

     "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.

     "10% Shareholder" shall mean an employee who owns 10% or more of the Common Shares as such amount is calculated under Section 422(b)(6) of the Code. Attribution rules under Section 424(d) of the Code are applicable to determine whether the 10% ownership rule is satisfied.


                                                            ARTICLE III
                                                     Administration of the Plan

         1. The Committee shall administer the Plan and accordingly, it shall have full power to grant Incentive Stock Options, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

         2. The determination of those eligible to receive Incentive Stock Options, and the amount, type and timing of each stock option and the terms and conditions of the respective stock option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.


         3. The Committee may cancel any Incentive Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article XI of the Plan.

         4. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Incentive Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

         5. Any decision  made, or action  taken,  by the Committee or the Board
         arising  out  of  or  in  connection   with  the   interpretation   and
         administration of the Plan shall be final and conclusive.

         6. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.


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         7. No member of the  Committee  shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

         8. The plan shall be administered in such a manner as to permit the Incentive Stock Options granted hereunder to qualify as "Incentive Stock Option" as described in Section 422 of the Code.

         9. The Company, through its management, shall supply full and timely information to the Committee on all matters relating to eligible employees, their duties and performance, and current information on death, retirement, and disability or other termination of employment of Optionees, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

                                                             ARTICLE IV
                                                     Shares Subject to the Plan

         1. The total number of shares of the Company available for grants of Incentive Stock Options under the Plan shall be 700,000 Common Shares, subject to adjustment in accordance with Article VII of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

         2. If an Incentive Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such ISO shall be available for future grants of Incentive Stock Options.


                                                             ARTICLE V
                                                         Eligible Employees

         1. Consistent with the Plan's purpose, Incentive Stock Options may be granted to employees of the Company who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company. Included as eligible employees are officers of the Company, including those who are also members of the Board. Nonemployee members of the Board shall not be eligible for ISO grants.

         2. No Incentive Stock Option, except an option which meets the terms as set forth in Section 422(c)(5) of the Code, shall be granted to an employee who at the time of grant is a 10% Shareholder.


                                   ARTICLE VI
                        Stock Option Terms and Conditions

         1. All Incentive Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this
         Article VI.


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         2. The option  price per share  shall not be less than 100% of the Fair
         Market Value of a Common share on the date of grant as determined by the Committee, and the Committee, in its discretion, may specify a higher price than the Fair Market Value.

         3. All Incentive Stock Options granted hereunder must be granted and exercised within ten years from the date this Plan is adopted or approved by the shareholders whichever is earlier.

         4. No Incentive Stock Option granted to any employee shall be exercisable after the expiration of ten years from the date such ISO is granted. The Committee, in its discretion, may provide that an option shall be exercisable during such ten year period or during any lesser period of time.

                  The Committee may establish installment exercise terms for an Incentive Stock Option such that the ISO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such ISO. The Committee may also accelerate the exercise of any ISO.

         5. An Incentive Stock Option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise to the Company specifying the number of Common Shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 6 of this Article VI.

                  No ISO or installment thereof shall be reusable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the ISO. Until the Common Shares represented by an exercised ISO are issued to an Optionee, he shall have none of the rights of a shareholder.

6. The price of an exercised Incentive Stock Option, or portion thereof, may be paid:

                           A. In United  States  dollars,  in cash or by
                 cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price;

                           B. The Committee shall determine  acceptable  methods
                  for tendering Common Shares as payment upon exercise of an Incentive Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an ISO as it deems appropriate.

         7. With the Optionee's consent, the Committee may cancel any Incentive Stock Option issued under this Plan and issue a new ISO to such Optionee.

         8. Except by will or the laws of descent and distribution, no right or interest in any Incentive Stock Option granted under the Plan shall be assignable or transferable, or no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of such Optionee. Incentive Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent Optionee.


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         9. In the event an Optionee  shall cease to be employed by the Company, die, or become permanently or totally disabled (within the meaning of Section 105(b)(4) of the Code) while he is holding one or more Incentive Stock Options, each ISO held shall expire at the earlier of the expiration of the Incentive Stock Option's term or the following:

         A. If the Optionee's termination of employment occurs for any reason, such Optionee shall have the right to exercise the ISO for three months after such termination date to the extent that it was exercisable on the date of such termination of employment; or

         B. If the Optionee shall die while employed by the Company or within three months after termination of such employment, the personal representative or administrator of the Optionee's estate or the person(s) to whom an ISO granted hereunder shall have been validly transferred by such personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the ISO for one year after the date of the Optionee's death, to the extent (i) such ISO was exercisable on the date of such termination of employment by death and (ii) such ISO was not exercised.

                  No transfer of an Incentive Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Incentive Stock Option.

                  In the event of death following termination of employment while any portion of an ISO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Incentive Stock Option.

         10. For the purposes of this paragraph, it shall not be considered a termination of employment when an Optionee is placed by the Company on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Optionee. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals 90 days or the date when the Optionee's right to re-employment with the Company shall no longer be guaranteed either by statute or contract.

         11. Notwithstanding any other provision of the Plan, in the case of any ISO granted under the Plan, the following provisions will apply:

                           A. The  aggregate  Fair  Market  Value of the  Common
                  Shares, determined as of the time the ISO is granted, with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year shall not exceed $100,000 (or such larger individual employee maximum as may be in effect from time to time under the Code at the time the ISO is granted), computed in accordance with
                  Section 422 of the Code;

                           B. Any Optionee who disposes of Common Shares acquired on the exercise of an ISO by sale or exchange either
                  (i) within two years after the date of the grant of the ISO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of


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                  such   disposition  and  of  the  amount  realized  upon  such
                  disposition. The transfer of Common Shares may also be restricted by applicable provisions of the Securities Act of 1933, as amended.



                                   ARTICLE VII
                    Adjustments or Changes in Capitalization


         1. In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of Shares or other securities of the Company by reason of merger,
         consolidation,       other      reorganization,       recapitalization,
         reclassification, combination of Shares, stock split-up, or stock dividend:


                           A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of Shares subject to Incentive Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the ISO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of Shares, stock split-up or stock dividend not taken place;

                           B. Rights under  unexercised  Incentive Stock Options
                  or portions thereof granted prior to any such change, both as to the number or kind of Shares and the exercise price per Share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such ISO's but by an adjustment in the price for each Share covered by such ISO's; or

                           C. Upon any dissolution or liquidation of the Company
                  each outstanding Incentive Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution or liquidation to exercise his ISO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such ISO.


         2. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

                                  ARTICLE VIII
                      Merger, Consolidation or Tender Offer

         1. If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Incentive Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the


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         Company  subject to the ISO would be  entitled  to receive  pursuant to such merger, consolidation or reorganization or sale of assets.

         2.       In the event that:

                  A. Any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

                  B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the securities Act of 1933;

                  C. There shall be a sale of all or substantially all of the assets of the Company;

                          any then outstanding Incentive Stock Option held by an
                           Optionee, who is deemed
                           by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Incentive Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such ISO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per Share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Incentive Stock Option status, times the number of Common Shares covered by the ISO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate Fair Market Value of the Common Shares covered by the Incentive Stock Option, as determined by the Committee at such time.

         3. Any payment which the Company is required to make pursuant to paragraph 2 of this Article VIII, shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Shares covered by an ISO as results from multiplying such Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an Incentive Stock Option shall be affected by this provision, all or such portion of the ISO shall be terminated.

         4. Notwithstanding paragraphs 1 and 3 of this Article VIII, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.



                                   ARTICLE IX
                        Amendment and Termination of Plan



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         1. The Board, without further approval of the shareholders,  may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company; provided, however, that without the approval of the shareholders, the Board may not:

         A. Materially modify the eligibility requirement for receiving Incentive Stock Options;

         B. Increase the total number of Common Shares which may be issued pursuant to Incentive Stock Options, except as is provided for in accordance with Article VII under the Plan;

         C.       Reduce the minimum option price per Share;

         D.       Extend the period of granting Incentive Stock Options; or

         E. Materially increase in any other way the benefits accruing to Optionees.

         2. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Incentive Stock Option theretofore granted to him under the Plan.

         3. The Board may amend the Plan, subject to the limitations cited above in such manner as it deems necessary to permit the granting of Incentive Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

         4. No ISO may be granted during any suspension of the Plan or after termination of the Plan.


                                   ARTICLE X
                        Government and Other Regulations


         1. The obligation of the Company to issue, transfer and deliver Common Shares for Incentive Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, upon exercise of any Incentive Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such Shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Incentive Stock Option or the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.
                                                             ARTICLE XI
                                                      Miscellaneous Provisions


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         1. No person  shall have any claim or right to be granted an  Incentive
         Stock Option under the Plan, and the grant of an ISO under the Plan shall not be construed as giving an Optionee the right to be retained in the employ of the Company. Furthermore, the Company expressly reserves the right at any time to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an option agreement.

2.       Any expenses of administering this Plan shall be borne by the Company.

         3. The payment received from Optionees from the exercise of Incentive Stock Options under the Plan shall be used for the general corporate purposes of the Company.

         4. The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

         5. Without amending the Plan, grants may be made to employees of the Company who are foreign nationals or employed outside the United
         States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

         6. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

         7. Incentive Stock Options may be granted under this Plan, from time to time, in substitution for incentive stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition of the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of such substitute incentive stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentive stock options in substitution for which they are granted, but no such variation shall be such as to affect the status of any such substitute incentive stock options as an incentive stock option under Section 422 of the Code.

        8. Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has
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         been engaged in fraud,  embezzlement,  theft, commission of a felony or proven dishonesty in the course of his employment by the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Incentive Stock Options and all exercised ISO's under which the Company has not yet delivered the certificates and which have been earlier granted the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.


                                   ARTICLE XII
                       Board Approval and Effective Dates

         Upon approval by the Board of Directors of the company, this Plan shall become conditionally effective as of June 20, 1995. No stock option may be granted after June 19, 2001; provided, however, that the Plan and all outstanding Incentive Stock Options shall remain in effect until such ISO's have expired or until such options are canceled. If the shareholders shall not approve the Plan, the Plan shall not be effective, and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.


                                  ARTICLE XIII
                                Written Agreement


     Each Incentive Stock Option granted hereunder shall be embodied in a written Incentive Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company. Such an Incentive Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.